5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone:(972) 668-8800 Contact: Roland O. Burns Sr.Vice President and Chief Financial Officer Web Site: www.comstockresources.com

For Immediate Release	NEWS RELEASE

COMSTOCK RESOURCES, INC. REPORTS FOURTH QUARTER
AND YEAR END 2003 FINANCIAL RESULTS

FRISCO, TEXAS, February 17, 2004 – For the year ended December 31, 2003, Comstock Resources, Inc. (“Comstock” or the “Company”) (NYSE:CRK) today reported the highest production, revenues and net income in the Company’s history. Oil and gas sales for 2003 totaled $235.1 million, a 65% increase over oil and gas sales in 2002 of $142.1 million. Comstock’s net income from continuing operations in 2003 was $53.4 million, or $1.53 per share (diluted) as compared to net income from continuing operations of $11.0 million, or 37¢ per share (diluted) in 2002. The 2003 results include a gain of $0.7 million (2¢ per share) relating to the cumulative effect of adopting a new accounting standard which changed the Company’s accounting for future abandonment costs of its oil and gas properties. Cash flow from operations (before changes to working capital accounts) generated by Comstock in 2003 reached $152.0 million for the year ended December 31, 2003 as compared to $79.3 million in 2002. EBITDAX or earnings before interest expense, income taxes, depletion, depreciation and amortization, exploration expense and other noncash expenses was $182.6 million in 2003 a 67% increase over 2002 EBITDAX of $109.1 million.

In the fourth quarter of 2003, Comstock’s oil and gas sales were $52.5 million, up 25% from fourth quarter 2002 sales of $42.0 million. Net income for the fourth quarter of 2003 was $5.7 million, or 16¢ per share (diluted) as compared to net income attributable to common stock of $9.5 million or 29¢ per share (diluted) for the fourth quarter of 2002. Included in the fourth quarter results was an impairment charge of $4.3 million on certain of the Company’s oil and gas properties. The fourth quarter of 2002 results included other income of $7.7 million related to refunds of severance taxes paid in prior years. Comstock generated $30.4 million in operating cash flow in 2003‘s fourth quarter, as compared to 2002‘s fourth quarter operating cash flow of $30.8 million. EBITDAX was $38.5 million in 2003‘s fourth quarter as compared to 2002‘s fourth quarter EBITDAX of $38.7 million.

Comstock’s production in 2003 totaled 44.0 Bcf equivalent of natural gas (“Bcfe”) an increase of 7% over 2002 production of 41.0 Bcfe. For the fourth quarter of 2003, production increased 9% to approximately 11.1 Bcfe from 10.1 Bcfe for the same period ended 2002. For the year ended December 31, 2003, Comstock’s realized gas prices averaged $5.41 per Mcf as compared to $3.30 per Mcf in 2002. Realized oil prices averaged $30.70 per barrel as compared to $24.95 per barrel for 2002. Comstock’s realized natural gas prices for the fourth quarter of 2003 averaged $4.65 per Mcf as compared to $4.07 per Mcf in the fourth quarter of 2002. Comstock’s realized oil prices averaged $30.46 per barrel in the fourth quarter of 2003 as compared to $27.26 per barrel for the fourth quarter of 2002.

During 2003, Comstock made significant progress in strengthening its balance sheet. In addition to funding capital expenditures of $92.9 million, Comstock was able to reduce its long-term debt by $60.0 million. As a result of this debt reduction and profits generated in 2003, Comstock’s total long-term debt at December 31, 2003 had fallen to $306.0 million and stockholders’ equity increased to $289.7 million. Debt as a percentage of Comstock’s capitalization on a book basis was reduced to 51% at December 31, 2003 as compared to 64% at December 31, 2002.

This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is a growing independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas, Louisiana and the Gulf of Mexico. The company’s stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Oil and gas sales	$52,499	$42,041	$235,102	$142,085
Operating expenses:
Oil and gas operating	12,038	8,973	45,746	33,499
Exploration	1,044	2,087	4,410	5,479
Depreciation, depletion and amortization	16,302	13,364	61,169	53,155
Impairment of oil & gas properties	4,255	--	4,255	--
General and administrative, net	2,023	2,171	7,006	5,113

Total operating expenses	35,662	26,595	122,586	97,246

Income from operations	16,837	15,446	112,516	44,839
Other income (expenses):
Interest income	14	21	73	62
Interest expense	(7,212)	(7,945)	(29,860)	(31,252)
Loss from derivatives	--	(32)	(3)	(2,326)
Other income	56	7,741	223	8,027

	(7,142)	(215)	(29,567)	(25,489)

Income from continuing operations before income taxes	9,695	15,231	82,949	19,350
Provision for income taxes	(4,043)	(5,331)	(29,682)	(6,773)

Net income from continuing operations	5,652	9,900	53,267	12,577

Discontinued operations including loss on
disposal, net of income taxes	--	--	--	(1,072)
Cumulative effect of change in accounting principle	--	--	675	--

Net income	5,652	9,900	53,942	11,505
Preferred stock dividends	--	(405)	(573)	(1,604)

Net income attributable to common stock	$5,652	$9,495	$53,369	$9,901

Basic net income per share:
From continuing operations	$0.17	$0.33	$1.65	$0.38
Discontinued operations	--	--	--	(0.04)
Cumulative effect of change in accounting principle	--	--	0.02	--

	$0.17	$0.33	$1.67	$0.34

Diluted net income per share:
From continuing operations	$0.16	$0.29	$1.51	$0.37
Discontinued operations	--	--	--	(0.03)
Cumulative effect of change in accounting principle	--	--	0.02	--

	$0.16	$0.29	$1.53	$0.34

Weighted average common and common stock
equivalent shares outstanding:
Basic	33,828	28,861	31,964	28,764

Diluted	36,174	34,112	35,275	33,901

COMSTOCK RESOURCES, INC.
OTHER FINANCIAL DATA
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Cash flow from operations:
Net cash provided by operating activities	$34,676	$30,220	$153,785	$84,437
Increase in accounts receivable	3,867	10,247	10,450	10,810
Increase (decrease) in other current assets	2,337	359	2,124	(4,740)
Increase in accounts payable and accrued expenses	(10,433)	(10,044)	(14,404)	(11,191)

Cash flow from operations	$30,447	$30,782	$151,955	$79,316

EBITDAX:
Net income from continuing operations	$5,652	$9,900	$53,267	$12,577
Interest expense	7,212	7,945	29,860	31,252
Income tax expense	4,043	5,331	29,682	6,773
Depreciation, depletion and amortization	16,302	13,364	61,169	53,155
Impairment of oil and gas properties	4,255	--	4,255	--
Exploration expense	1,044	2,087	4,410	5,479
Other non-cash items	--	70	--	(119)

EBITDAX	$38,508	$38,697	$182,643	$109,117

	As of December 31,
	2003	2002
Balance Sheet Data:
Current assets	$56,137	$39,902
Property and equipment, net	699,651	664,208
Other	6,133	6,943

Total assets	$761,921	$711,053

Current liabilities	$64,497	$49,797
Long-term debt	306,000	366,002
Other	101,768	86,827
Stockholders' equity	289,656	208,427

Total liabilities and stockholders' equity	$761,921	$711,053

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

For the Three Months ended December 31, 2003

		East Texas/		South
	Gulf of	North	Southeast	Texas/
	Mexico	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	321	19	59	42	441
Gas production (million cubic feet - Mmcf)	1,707	2,723	2,633	1,345	8,408
Total production (Mmcfe)	3,633	2,837	2,987	1,598	11,055

Oil sales	$9,820	$576	$1,772	$1,271	$13,439
Gas sales	8,126	12,450	12,284	6,200	39,060

Total oil and gas sales	$17,946	$13,026	$14,056	$7,471	$52,499

Average oil price (per barrel)	$30.59	$30.32	$30.03	$30.26	$30.46
Average gas price (per thousand cubic feet - Mcf)	$4.76	$4.57	$4.67	$4.61	$4.65
Average price (per Mcf equivalent)	$4.94	$4.59	$4.71	$4.68	$4.45
Lifting costs	$4,872	$2,754	$2,733	$1,679	$12,038
Lifting costs (per Mcf equivalent)	$1.34	$0.97	$0.92	$1.05	$1.09

Oil and gas capital expenditures	$23,508	$269	$1,292	$5,257	$30,326

For the Twelve Months ended December 31, 2003

		East Texas/		South
	Gulf of	North	Southeast	Texas/
	Mexico	Louisiana	Texas	Other	Total
Oil production (thousand barrels)	1,150	86	269	110	1,615
Gas production (million cubic feet - Mmcf)	7,957	10,640	10,370	5,353	34,320
Total production (Mmcfe)	14,857	11,156	11,984	6,012	44,009

Oil sales	$35,465	$2,587	$8,184	$3,335	$49,571
Gas sales	45,152	55,863	56,537	27,979	185,531

Total oil and gas sales	$80,617	$58,450	$64,721	$31,314	$235,102

Average oil price (per barrel)	$30.84	$30.08	$30.42	$30.32	$30.70
Average gas price (per thousand cubic feet - Mcf)	$5.67	$5.25	$5.45	$5.23	$5.41
Average price (per Mcf equivalent)	$5.43	$5.24	$5.40	$5.21	$5.34
Lifting costs	$17,216	$10,525	$10,537	$7,468	$45,746
Lifting costs (per Mcf equivalent)	$1.16	$0.94	$0.88	$1.24	$1.04

Oil and gas capital expenditures	$59,824	$5,553	$8,021	$17,481	$90,879